UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

Virtus Stone Harbor Emerging Markets Income Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required

☐   Fee paid previously with preliminary materials.

☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Virtus Stone Harbor Emerging Markets Income Fund (EDF)

IMPORTANT NOTICE

It’s YOUR investment.

Please exercise your right to vote as soon as possible!

Dear Shareholder:

We recently sent you proxy materials concerning important proposals affecting your fund, which will be considered at the Annual Meeting of Shareholders on May 22, 2023 at 4:30 p.m. Eastern Time.

This letter was sent because you held shares in the fund on the record date and we have not received your vote.

THE BOARD OF TRUSTEES (THE “BOARD”) OF THE FUND, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ELECTING EACH TRUSTEE NOMINEE AND “FOR” THE ISSUANCE OF ADDITIONAL COMMON SHARES OF THE FUND IN CONNECTION WITH THE REORGANIZATION OF VIRTUS STONE HARBOR EMERGING MARKETS TOTAL INCOME FUND WITH AND INTO THE FUND.

Every vote matters, no matter the size of your holding.

Please take a moment now to cast your vote using one of the options listed below:

1. Vote Online

Log on to the website or scan the QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on-screen instructions.

2. Vote By Touch-Tone Telephone

Call the toll-free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3. Vote By Mail

Complete, sign and date the proxy card and then return it in the enclosed postage paid envelope.

The proxy materials we sent you contain important information regarding the proposals that you and other shareholders are being asked to consider. Please read the materials carefully.

View or download the Proxy Statement: https://www.proxy-direct.com/vir-33238

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

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